Exhibit 1.1
[___] SHARES
BIODEL INC.
COMMON STOCK, $0.01 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
_________ __, 2008

_________ __, 2008
Morgan Stanley & Co. Incorporated
  As Representative of the Several Underwriters
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Introductory. Biodel Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II (the “Underwriters”) an aggregate of 3,260,000 shares (the “Company Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”), and certain selling shareholders (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters an aggregate of 550,000 shares (the “Firm Selling Shareholder Shares” and, together with the Company Shares, the “Firm Shares”) of Common Stock, each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto. In addition, the Selling Shareholders have, as provided in Section 3 hereof, granted to the Underwriters an option to purchase up to an additional 571,000 shares (the “Optional Shares”) of Common Stock, each Selling Shareholder granting the Underwriters the option to purchase the number of Optional Shares set forth opposite such Selling Shareholder’s name in Schedule 1 hereto. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.” Morgan Stanley & Co. Incorporated (“Morgan Stanley”), has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.
     The Company hereby confirms its agreements with the Underwriters as follows:
SECTION 1. Representations and Warranties of the Company.
     The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:
     (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-148688), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.
     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Optional Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 9 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.
     (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public. As of ___:00 [a/p]m (Eastern time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.
     (d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9 hereof.
     (f) Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Risk Factors — Risks Related to Our Intellectual Property,” “Risk Factors — Risks Related to Regulatory Approval of Our Product Candidates,” “Business — Government Regulation,” “Business — Intellectual Property and Proprietary Technology,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Underwriters” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Optional Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule III hereto or the Registration Statement.
     (h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (i) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Optional Closing Date, will be validly issued, fully paid and nonassessable.
     (j) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.
     (k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or any repurchase or redemption by the Company of any class of capital stock.
     (m) Independent Accountants. BDO Seidman, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder.
     (n) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Prospectus Summary—Summary Selected Financial Data”, “Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.
     (o) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in Connecticut, the only jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (a “Material Adverse Effect”). The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.
     (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to the Company’s 2004 Stock Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan and the Company’s 2005 Non-Employee Directors Stock Option Plan described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s 2004 Stock Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan and the Company’s 2005 Non-Employee Directors Stock Option Plan and the options granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.
     (q) Listing. The Shares have been approved for listing on the Nasdaq Global Market, Inc., subject only to official notice of issuance.
     (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or,

to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, or any officer or director of, or property owned or leased by, the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.
     (t) Labor Matters. No labor problem or dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect.
     (u) Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (v) Patent Applications. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, no third party possesses rights to the Company’s Intellectual Property, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the Disclosure Package and the Prospectus.
     (w) All Necessary Permits, etc. Except as disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
     (x) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, and the results thereof, contained in the Disclosure Package and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.
     (y) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
     (z) Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes shown thereon and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.
     (aa) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (bb) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.
     (ee) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus and as of the Applicable Time, there were no material weakness in the Company’s internal control over financial reporting.
     (ff) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (gg) Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     “Money Laundering Laws” means, collectively, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.
     (hh) Compliance with Environmental Laws. Except as may otherwise be disclosed in the Disclosure Package and the Prospectus, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     (ii) Costs of Environmental Compliance. The Company has concluded that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company would not, individually or in the aggregate, have a Material Adverse Effect.
     (jj) Employee Benefit Plans. Except for (i) the Company’s 401(k) Plan, Flexible Spending Account Plan, and Premium Only Plan, all administered by Paychex, Inc., (ii) the Company’s Freedom Plan Select and Premium Dental Plan administered by Oxford Health Plans® A United Healthcare Company and (iii) the Company’s 2004 Stock Incentive Plan, (iv) the Company’s 2005 Employee Stock Purchase Plan and (v) the Company’s 2005 Non-Employee Director’s Stock Option Plan, the Company does not have any employee benefit plans.
     (kk) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (ll) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

     (mm) Sarbanes-Oxley Compliance. There is no failure on the part of the Company and, to the best of the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in any material respect, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (nn) Lending Relationship. Except as may disclosed in the Disclosure Package and the Prospectus, the Company, to the best of its knowledge (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (oo) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
SECTION 2. Representations and Warranties of the Selling Shareholders.
     Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene any provision of applicable law, or the certificate of incorporation or by-laws or similar corporate organizational documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (iii) Such Selling Shareholder has, and on the Closing Date will have, good title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances other than pursuant to this Agreement, the Custody Agreement and the Power of Attorney, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
     (iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.
     (v) Delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement will pass good title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code.
     (vi) (a) Insofar as it has related to such Selling Shareholder, the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package does not, and at the Applicable Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) the Prospectus, as of its Date, does not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2 are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any amendments or supplements thereto.
     (vii) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement and the Disclosure Package to sell its Shares pursuant to this Agreement.
SECTION 3. Purchase, Sale and Delivery of the Shares.
     (a) Agreements to Sell and Purchase. Each of the Sellers, severally and not jointly, hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Sellers the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $___a share (the “Purchase Price”).
          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters the ___shares of Optional Shares, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to ___Optional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any shares to be sold upon the partial exercise of this right shall be sold ratably by the Selling Shareholders. Any exercise notice shall specify the number of Optional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Optional Shares may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Optional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Optional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     (b) Each Selling Shareholder hereby agrees with each Underwriter that such Selling Shareholder will not, (and will cause any spouse or immediate family member of the spouse of such Selling Shareholder living in such Selling Shareholder’s household not to), without the prior written consent of Morgan Stanley (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Shareholder (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”); provided, however, that nothing contained herein will or will be deemed to prevent such Selling Shareholder from exercising any option or warrant to acquire shares of Common Stock or converting any series of preferred stock of the Company into Common Stock, so long as any shares of Common Stock issued upon such exercise or conversion are subject to this agreement. Notwithstanding the foregoing, such Selling Shareholder may (1) make gifts or testamentary dispositions provided that the recipients of such gifts or testamentary dispositions shall be subject to the terms of this agreement; provided, however, no filing by such Selling Shareholder or any other party to such gift or disposition (donor, donee, trustee, beneficiary, transferor or transferee) under Section 16(a) of the Exchange Act, as amended, shall be required or shall be made voluntarily in connection with such gift or disposition (other than a filing on a Form 5 made after the expiration of the Lock-up Period) or (2) transfer shares of Common Stock pursuant to a written trading plan as in effect prior to the date hereof designed to comply with Rule 10b5-1 of the Exchange Act, provided that no such plan shall be established during the Lock-Up Period. In addition, such Selling Shareholder agrees that, without the prior written consent of Morgan Stanley, he, she or it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. All existing agreements between the Representative and the Selling Shareholders in connection with the offering and sale of the Shares will terminate upon the signing of this Agreement and shall be replaced by the terms set forth in this Section 3(b).

     (c) Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $___a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $___a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___a share, to any Underwriter or to certain other dealers.
     (d) Payment for the Shares. Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Optional Closing Date) by wire transfer of immediately available funds to the order of the Company both for its own account and as custodian for the Selling Shareholders.
          It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Morgan Stanley, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Optional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (e) Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     (f) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.
SECTION 4. Covenants of the Company.
     Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:
     (a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 4(e), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-

effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.
     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package as the Representative may request.
     (g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.
     (h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or applicable foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale by the Company of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
     (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2008, that satisfies the provisions of Section 10(a) of the Securities Act and Rule 158 under the Securities Act.
     (l) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Global Market, Inc. all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.
     (m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Market, Inc.

     (n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of Morgan Stanley (which consent may be withheld at the sole discretion of Morgan Stanley), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or file a registration statement under the Securities Act in respect of any shares of Common Stock issuable upon exercise of options. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(i) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (o) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except where the failure to comply with such law, rule or regulation will not have a material adverse effect on the Company.
     (p) Future Reports to Shareholders. To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders summary financial information of the Company for such quarter in reasonable detail.
     (q) Future Reports to the Representative. During the period of five years hereafter the Company will furnish to the Representative at 1585 Broadway, New York, NY 10036, Attn: Equity Syndicate Department (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     (r) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.
     (s) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (t) Internal Controls and Procedures. The Company will maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (u) Disclosure Controls. From the Applicable Time, the Company will (i) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) carry out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
Morgan Stanley, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, Morgan Stanley, for the benefit of each of the other Underwriters, agrees not to consent to any action proposed to be taken by the Company or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company or any such other security holder with the provisions of, Section 4(n) above or any lock-up agreement delivered pursuant to Section 6(i) below without giving each of the other Underwriters at least 17 days prior notice (or such shorter notice as each of the other Underwriters may deem acceptable to permit compliance with applicable provisions of FINRA Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).
SECTION 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, counsel to the Selling Shareholders and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the Nasdaq Global Market, Inc., (ix) all reasonable transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses of the Underwriters. Except as provided in this Section 5, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Optional Closing Date, shall be subject to the accuracy of the representations and warranties on the part of (i) the Company set forth in Section 1 and (ii) the Selling Shareholders in Section 2, hereof, in each case, as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Optional Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Optional Closing Date:
     (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;
     (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;
     (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
     (iv) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Optional Closing Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;
     (ii) there shall not have been any change specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Opinion of Counsel for the Company. On the Closing Date and any Optional Closing Date, the Representative shall have received the favorable opinion of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B, (ii) Pabst Patent Group LLP, intellectual property counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C and (iii) Venable LLP, regulatory counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.
     (e) Opinion of Counsel for the Selling Shareholders. On the Closing Date and any Optional Closing Date, the Representative shall have received the favorable opinion of (i) Morrison Cohen LLP, counsel for certain of the Selling Shareholders, dated as of such Closing Date, the form of which is attached as Exhibit E and (ii) Wilmer Cutler Pickering Hale and Dorr LLP counsel for certain other Selling Shareholders, dated as of the Closing Date, the form of which is attached as Exhibit B.
     (f) Opinion of Counsel for the Underwriters. On the Closing Date and any Optional Closing Date, the Representative shall have received the favorable opinion of Ropes & Gray LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) Officers’ Certificate. On the Closing Date and any Optional Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

     (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (h) Bring-down Comfort Letter. On the Closing Date and any Optional Closing Date, the Representative shall have received from BDO Seidman, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Optional Closing Date, as the case may be.
     (i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit F hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect on the Closing Date and any Optional Closing Date.
     (j) Listing of Shares. The Shares shall have been authorized for listing on the Nasdaq Global Market, Inc., and satisfactory evidence of such actions shall have been provided to the Representative.
     (k) Additional Documents. On or before the Closing Date and any Optional Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Optional Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 11 shall at all times be effective and shall survive such termination.
SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 8 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

     Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5 and 7 hereof or (b) of any Underwriter to the Company.
SECTION 9. Indemnity and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or amendment thereof, any preliminary prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto.
     (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the Company, each person, if any, who controls any Underwriter or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Disclosure Package, any Issuer Free Writing prospectus, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this Section 9(c) shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by such Selling Shareholder under this Agreement, net of underwriting discounts and commissions.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), (b) or (c), such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 9(a), by the Company, in the case of parties indemnified pursuant to Section 9(b), and by a majority in interest of the Selling Shareholders, in the case of parties indemnified pursuant to Section 9(c). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 9(d), the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 9(a) , 9(b) or 9(c) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers (and the relative fault of the Sellers as among themselves) on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this Section 9(e) shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by such Selling Shareholder under this Agreement, net of underwriting discounts and commissions.
     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or a Optional Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Optional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such

Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date or a Optional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
SECTION 11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, Inc., or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5 and 7 hereof or (b) any Underwriter to the Company.
SECTION 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Sellers, on the one hand, and the several Underwriters, on the other hand, and each Seller is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Sellers or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Sellers with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Sellers on other matters) and no Underwriter has any obligation to the Sellers with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Sellers and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Sellers have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Sellers and the several Underwriters, or any of them, with respect to the subject matter hereof. The Sellers hereby waive and release, to the fullest extent permitted by law, any claims that the Sellers may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 13. Research Analyst Independence. The Sellers acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Sellers and/or the offering that differ from the views of their respective investment banking divisions. The Sellers hereby waive and release, to the fullest extent permitted by law, any claims that the Sellers may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Sellers by such Underwriters’ investment banking divisions. The Sellers acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed or hand delivered to the parties hereto as follows:
If to the Representative:
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Attention: Equity Syndicate Department
     with a copy to:
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Attention: Legal Department
     If to the Company or any of the Selling Shareholders:

Biodel Inc.
100 Saw Mill Road
Danbury, Connecticut 06810
Attention: Solomon S. Steiner, Ph.D.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.
SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK FOR CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
SECTION 19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BIODEL INC.

By:

Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:

Attorney-in-Fact
     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
Morgan Stanley & Co. Incorporated
     Acting severally on behalf of themselves
     and the several Underwriters named in
     the attached Schedule II.

By: MORGAN STANLEY & CO. INCORPORATED

By:

Name:
Title:

SCHEDULE I

Number of
Selling Shareholders Firm Shares	Shares To Be Purchased
Solomon S. Steiner	17,559
Steiner Ventures, LLC	92,441
Caduceus Private Investments II (QP), LP	38,500
Caduceus Private Investments II LP	102,800
UBS Juniper Crossover Fund, L.L.C.	12,700
Vivo Ventures Fund V, L.P.	130,500
Vivo Ventures Fund V Affiliates Fund, L.P.	1,500
Great Point Partners I, L.P.	154,000

Total:	550,000

Maximum Number of
Selling Shareholders Optional Shares	Shares To Be Purchased
Steiner Ventures, LLC	114,300
Caduceus Private Investments II (QP), LP	40,000
Caduceus Private Investments II LP	106,800
UBS Juniper Crossover Fund, L.L.C.	13,200
Vivo Ventures Fund V, L.P.	135,600
Vivo Ventures Fund V Affiliates Fund, L.P.	1,600
Great Point Partners I, L.P.	160,000

Total:	571,000

SCHEDULE II

Number of Firm
Shares to be
Underwriters	Purchased
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Leerink Swann & Co., Inc.
Natixis Bleichroeder Inc.

Total

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package

D-1